AMERICAN FUNDS INSURANCE SERIES

Establishment and Designation of Additional Series
of Shares of Beneficial Interest Without Par Value
(the “Instrument”)

The undersigned, being a majority of the Trustees of American Funds Insurance Series, a Massachusetts business trust (the “Trust”), acting pursuant to Sections 6.1 and 6.10 of the Trust’s Declaration of Trust dated September 9, 1983, as amended and restated on October 19, 1988, September 19, 2000, March 19, 2002, September 16, 2002, March 14, 2006, September 19, 2006, June 18, 2008, December 1, 2010. and June 13, 2012 (the “Declaration of Trust”), hereby further divide and classify a fourth class of shares of beneficial interest known as Class 4 shares for each of the following series of the Trust:  Global Discovery Fund, Global Growth Fund, Global Small Capitalization Fund, Growth Fund, International Fund, New World Fund, Blue Chip Income and Growth Fund, Global Growth and Income Fund, Growth-Income Fund, International Growth and Income Fund, Asset Allocation Fund, Global Balanced Fund, Bond Fund, Global Bond Fund, High-Income Bond Fund, Mortgage Fund, US Government/AAA-Rated Securities Fund, and Cash Management Fund(without making any other changes with respect to voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust).

Upon the effective date of this Instrument, each series listed above shall be comprised of four Classes of shares: Class 1, Class 2, Class 3 and Class 4.

Pursuant to Section 9.3 of the Declaration of Trust, the aforementioned action taken by the Board of Trustees shall serve as an amendment to the Declaration of Trust without the vote or consent of Shareholder of the Trust in order to conform the Trust to the requirements of applicable federal laws and regulations.

This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

The foregoing shall be effective as of the date set forth below.

/s/ William H. Baribault
William H. Baribault, as Trustee

/s/ James G. Ellis
James G. Ellis, as Trustee

/s/ Leonard R. Fuller
Leonard R. Fuller, as Trustee

/s/ W. Scott Hedrick
W. Scott Hedrick, as Trustee

/s/ R. Clark Hooper
R. Clark Hooper, as Trustee

/s/ Merit E. Janow
Merit E. Janow, as Trustee

/s/ Laurel B. Mitchell
Laurel B. Mitchell, as Trustee

/s/ Frank M. Sanchez
Frank M. Sanchez, as Trustee

/s/ Donald D. O’Neal
Donald D. O’Neal, as Trustee

/s/ Margaret Spellings
Margaret Spellings, as Trustee

/s/ Steadman Upham_______
Steadman Upham, as Trustee

Dated:  September 12, 2012